                                    EXHIBIT D

                                                                  EXECUTION COPY

                             STOCKHOLDERS' AGREEMENT


         This STOCKHOLDERS' (this "Agreement") is dated as of June 28, 2002, among TransMontaigne Inc., a Delaware corporation (the "Company"), Cortlandt S. Dietler ("Dietler"), Donald H. Anderson ("Anderson"), Harold R. Logan, Jr. ("Logan"), William S. Dickey ("Dickey"), Randall J. Larson ("Larson") (the "Key Senior Executives"), and the Investors listed on the signature pages of this Agreement (such purchasers are collectively referred to herein as the "Investor Group" and, individually, as an "Investor.")

                                   WITNESSETH:


         WHEREAS, each member of the Investor Group is a party to the Stockholders' Agreement dated March 25, 1999, among the Company, certain officers of the Company including Dietler and Logan (the "1999 Officers") and the Investor Group (the "1999 Stockholders' Agreement") relating to the shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and the Company's Warrants (the "Warrants"), each to purchase three-fifths of one share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), held by such Investor Group and the shares of Common Stock into which such shares of Series A Preferred Stock and the Warrants are convertible;

         WHEREAS, pursuant to the terms of the Preferred Stock Recapitalization Agreement between the Company and each of the Investors, the Company has agreed to recapitalize (the "Recapitalization") 157,715.2402 of the outstanding shares of the Series A Preferred Stock and 9,841,493 of the outstanding Warrants into an aggregate of (i) 11,902,705 shares of the Company's Common Stock, (ii) $21,303,000 in cash (including accrued but unpaid dividends on all the Series A Preferred Stock through June 30, 2002), and (iii) $72,890,000 liquidation value of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and the Investors have agreed to participate in the Recapitalization on the terms and subject to the conditions set forth therein;

         WHEREAS, certain of the Investors will continue to hold shares of the Series A Preferred Stock and Warrants;

         WHEREAS, the Key Senior Executives own approximately 8.21% of the outstanding shares of the Company's Common Stock (such shares, along with any shares of Common Stock, that the Key Senior Executives may subsequently acquire, the "Shares");



                                                                   Page 16 of __

         WHEREAS, it is a condition precedent to the Company's and the Investors' respective obligations to consummate the transactions contemplated by the Preferred Stock Recapitalization Agreement that the parties hereto shall have entered into this Agreement; and

         WHEREAS, each of Dietler, Anderson, Logan, Dickey, and Larson, the Company and the Investors desires to enter into this Agreement to regulate certain aspects of their relationship;

         NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Termination of 1999 Stockholders' Agreement

         The 1999 Stockholders' Agreement is hereby terminated and each Investor agrees that the rights of the Investors under the 1999 Stockholders' Agreement are hereby terminated, and releases (i) the Company and (ii) each of the 1999 Officers from all obligations under the 1999 Stockholders' Agreement.

2. Rights of Inclusion (Tag-Along Rights)

         (a) In the event any of the Key Senior Executives proposes to Transfer any Shares (the "Transferor Shares") in excess of the amounts and during the time periods specified in Section 3 hereof (other than pursuant to a transaction open to all holders of the Common Stock) to any Person (the "Buyer"), as a condition to such Transfer, such Key Senior Executive shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each Investor, at each such Investor's option, up to that number of Investor Shares determined in accordance with Section 2(b) on the same terms and conditions as are applicable to the Transferor Shares except that each Investor shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, the Investor Shares owned by it free of any liens or encumbrances. Such Key Senior Executive shall provide prompt written notice to each Investor (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to Investor Shares owned by it to such Key Senior Executive within fifteen (15) days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

         (b) Each Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares owned by it as the Transferor Shares are of all Shares owned by such Key Senior Executive (such percentage shall be calculated on the basis that all shares of Series A Preferred Stock and Series B Preferred Stock owned by each Investor have been converted into shares of Common Stock at the then current conversion price per share under Section 5 of the TransMontaigne Inc. Certificate of Designations of Series A Convertible Preferred Stock or Section 5 of the TransMontaigne Inc. Certificate of Designations of Series B Convertible Preferred Stock, as applicable, and all Warrants owned by each Investor have been exercised at the then current exercise price); provided, however, that if no Investor elects to exercise such right, such Key Senior Executive shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Investor Shares for which the Investor Group elects to



                                                                   Page 17 of __
exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other stockholders pursuant to any similar rights granted to such other stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares (determined on a Common Stock equivalent basis) included in its Acceptance Notice as each other transferor. If an Investor elects to exercise such right, such Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of the shares of Series A Preferred Stock, Series B Preferred Stock, Warrants and Common Stock to be included in the Investor Shares) to be transferred by it to the Buyer pursuant to the Inclusion Offer. In the event that any Investor chooses to include any shares of Series A Preferred Stock or Series B Preferred Stock or Warrants in the Investor Shares to be Transferred by it to the Buyer pursuant to the Inclusion Offer, any such Investor shall, prior to or simultaneously with such Transfer, convert such shares of Series A Preferred Stock and Series B Preferred Stock or exercise such Warrants, as applicable, into or for shares of Common Stock so that each Investor Transfers only Common Stock to the Buyer.

         (c) Each Key Senior Executive shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Investor Group up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period such Key Senior Executive has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, such Key Senior Executive may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 2.

         (d) If a Key Senior Executive is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety (90) day period, at the closing thereof, each Investor shall deliver to the Buyer a certificate or certificates representing the Investor Shares owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each such Investor the purchase price for the Investor Shares so Transferred pursuant to this Section 2 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

         (e) Notwithstanding any provision hereof to the contrary if any Key Senior Executive and the Investors agree that the strict enforcement of the terms of Section 2 hereof is unduly burdensome then the Investors and such Key Senior Executive shall agree on terms for that particular transaction that carry out the intent of this agreement.

3. Limitation on Transfers

     (a) So long as at least 50% (on an individual or aggregate basis) of the Investor Shares beneficially owned by the Investors or their Affiliates as of the date hereof (calculated based on total number of shares of Common Stock into or for which such Investor Shares are convertible or exercisable on the date hereof) remain beneficially owned by such Investors or



                                                                   Page 18 of __
     such Affiliates during the five year period beginning on the date hereof and ending on the fifth anniversary of such date, each Key Senior Executive agrees not to Transfer, in any transaction or series of transactions during such period, that number of Shares that represents in excess of thirty five percent (35%) of the aggregate number of Shares (calculated by treating all options held by such Key Senior Executive to purchase shares of Common Stock as exercised) held by such Key Senior Executive as of June 30, 2002, and shares acquired subsequent to such date, as adjusted to reflect any stock split, stock dividend, recapitalization or similar event after June 30, 2002 (other than in compliance with Section 2 hereof or in a transaction open to all holders of Common Stock).

         (b) Any attempt to Transfer or any purported Transfer of the Shares not in accordance with the terms of this Agreement shall be null and void and the Company, as the issuer of such securities, shall not permit any transfer agent of such securities to give any effect to any such attempted Transfer in its stock records of which, after due inquiry, it has knowledge.

         (c) On September 30, 2002 and at the end of each subsequent fiscal quarter of the Company, each Key Senior Executive will deliver to the Company's secretary all reports or filings made by such Key Senior Executive with the Securities and Exchange Commission (or other securities regulatory authority or body) pursuant to Rule 144 or Section 16 of the Securities Exchange Act of 1934, as amended (or similar rules or sections).

         (d) Notwithstanding any other provision hereof any Transfer of Shares by a Key Senior Executive pursuant any legal settlement, including, without limitation, to a divorce decree, will not be considered a Transfer for purposes of this Agreement.

4. Definitions

         As used herein, the following terms shall have the respective meanings set forth below:

         "Acceptance Notice" shall have the meaning set forth in Section 2(a) hereof.

         "Affiliate" shall have the meaning given it in Section 3 of the Preferred Stock Recapitalization Agreement.

         "Anderson" shall have the meaning set forth in the first paragraph hereof.

         "Buyer" shall have the meaning set forth in Section 2(a) hereof.

         "Common Stock" means the Company's Common Stock, par value $.01 per share; and shall also include any capital stock or other securities into which Common Stock is changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Common Stock.

         "Company" shall have the meaning set forth in the first paragraph hereof.

         "Dickey" shall have the meaning set for in the first paragraph hereof.



                                                                   Page 19 of __

         "Dietler" shall have the meaning set forth in the first paragraph hereof.

         "Inclusion Notice" shall have the meaning set forth in Section 2(a) hereof.

         "Inclusion Offer" shall have the meaning set forth in Section 2(a) hereof.

         "Investor" shall have the meaning set forth in the first paragraph hereof.

         "Investor Group" shall have the meaning set forth in the first paragraph hereof.

         "Investor Shares" means all Series B Preferred Stock, Series A Preferred Stock and Warrants and Common Stock obtained as a result of conversion of Series B Preferred Stock and Series A Preferred Stock or exercise of the Warrants, owned by the Investor Group.

         "Larson" shall have the meaning set forth in the first paragraph hereof.

         "Logan" shall have the meaning set forth in the first paragraph hereof.

         "1999 Officers" has the meaning set forth in the first WHEREAS clause hereof.

         "1999 Stockholders' Agreement" has the meaning set forth in the first WHEREAS clause hereof.

         "Person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

         "Series A Preferred Stock" shall have the meaning set forth in the first WHEREAS clause hereof.

         "Series B Preferred Stock" shall have the meaning set forth in the second WHEREAS clause hereof.

         "Shares" shall have the meaning set forth in the fourth WHEREAS clause hereof.

         "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

         "Transferor Shares" shall have the meaning set forth in Section 2(a) hereof.


                                                                   Page 20 of __

5. Miscellaneous

     (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by the party against whom such modification, amendment or waiver is to be effective, which in the case of the Investors shall require the approval of Investors holding two-thirds of the Investor Shares. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that no party to this Agreement may assign any of its rights, duties or obligations under this Agreement, except with the other parties' written consent.

         (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  (i)      If to an Investor, to:

                           the addresses indicated on Schedule 1 to the Preferred Stock Recapitalization Agreement

                  (ii)     If to the Company, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  Erik B. Carlson



                                                                   Page 21 of __

                  (iii)    If to Dietler, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  Cortlandt S. Dietler

                  (iv)     If to Anderson, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  Donald H. Anderson

                  (v)      If to Logan, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  Harold R. Logan, Jr.

                  (vi)     If to Dickey, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  William S. Dickey

                  (vii)    If to Larson, to:

                           TransMontaigne Inc.
                           370 Seventeenth Street
                           Suite 2750
                           Denver, Colorado 80202
                           Attn:  Randall J. Larson

All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 5(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 5(d), be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 5(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other



                                                                   Page 22 of __
communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 5(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected then, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

         (h) This Agreement may be executed in any number of counterparts (which counterparts may include any counterparts delivered prior to June 30, 2002), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (i) The terms of this Agreement shall cease and be of no further effect with respect to a Key Senior Executive upon the death or resignation, removal or termination of employment with the Company of such Key Senior Executive, but shall continue with respect to all other Key Senior Executives.



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                                                                              24



          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                         TRANSMONTAIGNE INC.



                                         By:
                                            -------------------
                                            Name:
                                            Title:

KEY SENIOR EXECUTIVES


                                         ----------------------
                                         Cortlandt S. Dietler


                                         ----------------------
                                         Donald H. Anderson



                                         ----------------------
                                         Harold R. Logan, Jr.


                                         ----------------------
                                         William S. Dickey



                                         ----------------------
                                         Randall J. Larson



                    [Stockholders' Agreement Signature Page]



                                                                   Page 24 of __

INVESTORS

                                   FIRST RESERVE FUND VII, LIMITED
                                   PARTNERSHIP

                                   By: FIRST RESERVE GP VII, L.P.
                                       its general partner

                                   By: FIRST RESERVE CORPORATION
                                       its general partner



                                       By:
                                          -----------------------
                                          Name:
                                          Title:



                                   FIRST RESERVE FUND VIII, L.P.

                                   By: FIRST RESERVE GP VIII, L.P.
                                       its general partner

                                   By: FIRST RESERVE CORPORATION
                                       its general partner



                                       By:
                                          -----------------------
                                          Name:
                                          Title:




                    [Stockholders' Agreement Signature Page]




                                                                   Page 25 of __

                                     VENCAP HOLDINGS (1987) PTE LTD



                                     By:
                                        ----------------------------
                                        Name:
                                        Title:






                    [Stockholders' Agreement Signature Page]



                                                                   Page 26 of __

                                  FLEMING US DISCOVERY FUND III, L.P.

                                  By:      FLEMING US DISCOVERY
                                           PARTNERS, L.P.,
                                           its general partner

                                  By:      FLEMING US DISCOVERY, LLC.
                                           its general partner


                                           By:
                                              -----------------------
                                              Name:
                                              Title:

                                  FLEMING US DISCOVERY OFFSHORE FUND
                                  III, L.P.

                                  By:      FLEMING US DISCOVERY
                                           PARTNERS, L.P.,
                                           its general partner

                                  By:      FLEMING US DISCOVERY, LLC.
                                           its general partner


                                           By:
                                              -----------------------
                                              Name:
                                              Title:




                    [Stockholders' Agreement Signature Page]



                                                                   Page 27 of __

                                     LAUGHLIN TRUSTEES ET AL FBO
                                     RICARD R. OHRSTROM, JR. DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

                                     LAUGHLIN TRUSTEES ET AL FBO
                                     KENNETH M. OHRSTROM DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

                                     LAUGHLIN TRUSTEES ET AL FBO
                                     GEORGE L. OHRSTROM II DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:


                                     LAUGHLIN TRUSTEES ET AL FBO
                                     BARNABY A. OHRSTROM DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:



                    [Stockholders' Agreement Signature Page]



                                                                   Page 28 of __

                                     CODAN TRUSTEES ET AL FBO
                                     CHRISTOPHER F. OHRSTROM DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

                                     CODAN TRUSTEES ET AL FBO
                                     MARK J. OHRSTROM DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:


                                     CODAN TRUSTEES ET AL FBO
                                     ESMOND V. HARMSWORTH DTD 12/22/97



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:



                    [Stockholders' Agreement Signature Page]



                                                                   Page 29 of __

                                   YORKTOWN ENERGY PARTNERS III, L.P.

                                   By:      YORKTOWN III COMPANY, L.L.C.,
                                            its general partner



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:


                                   YORKTOWN PARTNERS, L.L.C., as agent



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:

                                   TICONDEROGA E-SERVICES FUND I, LP,



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:





                    [Stockholders' Agreement Signature Page]



                                                                   Page 30 of __

                                      CFE, INC.



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:



                    [Stockholders' Agreement Signature Page]



                                                                   Page 31 of __

                                     VESTAR CAPITAL PARTNERS III, L.P.

                                     By:  Vestar Associates III, L.P.,
                                          its general partner

                                     By:  Vestar Associates Corporation III,
                                          its general partner



                                              By:
                                                 -------------------------
                                                 Name:
                                                 Title:



                    [Stockholders' Agreement Signature Page]




                                                                   Page 32 of __